EXHIBIT 99.1

Broadridge Acquires Technology to Accelerate Proxy Blockchain Roadmap
LAKE SUCCESS, N.Y., September 19, 2016 - Broadridge Financial Solutions, Inc. (NYSE:BR) announced today that it has acquired technology assets of Inveshare, Inc. (“Inveshare”). In connection with the transaction, Broadridge has entered into a development agreement to use these technology assets to develop blockchain applications for Broadridge’s proxy business. The acquisition is expected to accelerate Broadridge’s ability to adapt distributed ledger technology capabilities to its proxy services.

Broadridge granted Inveshare a perpetual license to the acquired technology assets and Inveshare will remain an independent provider of proxy communications services.

Richard J. Daly, President and Chief Executive Officer noted, “Broadridge plays a critical role as a leader in proxy communications services. We are committed to staying at the forefront and bringing to market innovative new technologies and products that enhance corporate governance and reduce costs for all participants.”

“Integrating blockchain technology into the proxy process has the potential to drive significant benefits for all participants, including institutional and retail investors, corporate issuers, mutual funds, regulators, and brokers by reducing complexity, increasing security and raising transparency. While lacking the extensive and critical functionality of Broadridge’s industry leading platforms (e.g. ProxyEdge® and other voting reconciliation and compliance tools), these technology assets provide Broadridge with a dynamic architecture that should enable us to more rapidly develop a streamlined distributed ledger platform to bring these benefits to our clients over the next several years,” Mr. Daly concluded.

Broadridge will pay $95 million upfront to acquire the existing technology assets plus a deferred payment of $40 million on delivery of the blockchain applications. The transaction is not expected to have a material impact on Broadridge's financial results.

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About Broadridge

Broadridge Financial Solutions, Inc. (NYSE:BR) is the leading provider of investor communications and technology-driven solutions for banks, broker-dealers, mutual funds and corporate issuers. Broadridge’s investor and customer communications, securities processing and managed services solutions help clients reduce their capital investments in operations infrastructure, allowing them to increase their focus on core business activities. With over 50 years of experience, Broadridge’s infrastructure underpins proxy voting services for over 90% of public companies and mutual funds in North America, and processes on average over $5 trillion in equity and fixed income trades per day. Broadridge employs approximately 10,000 associates in 16 countries. For more information about Broadridge, please visit www.broadridge.com.

Forward-Looking Statements
This press release and other written or oral statements made from time to time by representatives of Broadridge may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical in nature, and which may be identified by the use of words such as “expects,” “assumes,” “projects,” “anticipates,” “estimates,” “we believe,” “could be” and other words of similar meaning, are forward-looking statements. These statements are based on management’s expectations and assumptions and are subject to risks and uncertainties that may cause actual results to differ materially from those expressed. These risks and uncertainties include those risk factors discussed in Part I, “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended June 30, 2016 (the “2016 Annual Report”), as they may be updated in any future reports filed with the Securities and Exchange Commission. All forward-looking statements speak only as of the date of this press release and are expressly qualified in their entirety by reference to the factors discussed in the 2016 Annual Report.

These risks include: the success of Broadridge in retaining and selling additional services to its existing clients and in obtaining new clients; Broadridge’s reliance on a relatively small number of clients, the continued financial health of those clients, and the continued use by such clients of Broadridge’s services with favorable pricing terms; changes in laws and regulations affecting Broadridge’s clients or the services provided by Broadridge; any material breach of Broadridge security affecting its clients’ customer information; declines in participation and activity in the securities markets; the failure of Broadridge’s outsourced data center services provider to provide the anticipated levels of service; a disaster or other significant slowdown or failure of Broadridge’s systems or error in the performance of Broadridge’s services; overall market and economic conditions and their impact on the securities markets; Broadridge’s failure to keep pace with changes in technology and demands of its clients; Broadridge’s ability to attract and retain key personnel; the impact of new acquisitions and divestitures; and competitive conditions. Broadridge disclaims any obligation to update or revise forward-looking statements that may be made to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, other than as required by law.

Contact Information

Investors:
W. Edings Thibault
Head of Investor Relations
(516) 472-5129

Media:
Linda Namias
Senior Director, Corporate Communications
(631) 254-7711